EXHIBIT 32


                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the quarterly report of Digital Power Corporation (the "Company") on Form 10-QSB for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Jonathan Wax, Chief Executive Officer and Leo Yen, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

     (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                  /s/ Jonathan Wax
Dated:  May 16, 2005              -----------------------------------
                                  Jonathan Wax,
                                  Chief Executive Officer
                                  (Principal Executive Officer)


                                  /s/ Leo Yen
Dated:  May 14, 2005              -----------------------------------
                                  Leo Yen,
                                  Chief Financial Officer
                                  (Principal Financial and Accounting Officer)